                                                                  Exhibit 4.14.3


                                                                  EXECUTION COPY


                      AMENDMENT NO. 2 TO CREDIT AGREEMENT


     AMENDMENT NO. 2 TO CREDIT AGREEMENT dated as of December 21, 1998 between NEXTEL COMMUNICATIONS, INC. ("NCI"); NEXTEL FINANCE COMPANY (the "Borrower") and the other Restricted Companies listed on the signature pages hereto under the caption "RESTRICTED COMPANIES" (individually, a "Restricted Company" and, collectively, the "Restricted Companies"); TORONTO DOMINION (TEXAS) INC., in its capacity as Administrative Agent pursuant to authority granted by the Required Lenders pursuant to Section 10.02(b) of the Credit Agreement (as defined below); and the Lenders listed on the signature pages hereto under the caption "LENDERS" (individually, a "Lender" and, collectively, the "Lenders").

     NCI, the Restricted Companies, the Lenders, Toronto Dominion (Texas) Inc., as Administrative Agent, and The Chase Manhattan Bank, as Collateral Agent, are parties to a Credit Agreement dated as of March 12, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Lenders to the Borrower in an aggregate principal or face amount not exceeding $3,000,000,000 (which, in the circumstances contemplated by Section 7.01(e) thereof, may be increased by up to $500,000,000 to $3,500,000,000). NCI, the Restricted Companies, the Administrative Agent (pursuant to authority granted by, and having obtained all necessary consents of, the Required Lenders) and the Lenders wish now to provide for an increase of $100,000,000 pursuant to said Section 7.01(e) and to the amendment of the Credit Agreement in certain other respects, and accordingly, the parties hereto hereby agree as follows:

     Section 1. Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.

     Section 2. Consent. Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, the Administrative Agent (having previously obtained the authorization of, and all necessary consents of, the Required Lenders under the Credit Agreement) hereby consents to the making of Tranche D Term Loans under the Credit Agreement upon the terms and conditions provided for in this Amendment No. 2. In addition, the Administrative Agent hereby consents to each Tranche D Term Loan Lender (as defined below), that is not already a "Lender" under the Credit Agreement becoming a Lender under the Credit Agreement pursuant to this Amendment No. 2.

     Section 3. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:


                      Amendment No. 2 to Credit Agreement

     3.01 References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

     3.02 Definitions. Appropriate references to matters relating to the Tranche D Term Loans are inserted into Section 1.01 of the Credit Agreement by adding the following new definitions (to the extent not already included in said Section 1.01) and inserting the same in the appropriate alphabetical locations and amending the following definitions (to the extent already included in said Section 1.01), as follows:

           (i) Amendment No. 2: a definition of "Amendment No. 2" is hereby inserted as follows:

               "Amendment No. 2" means Amendment No. 2 to this Agreement.

           (ii) Amendment No. 2 Effective Date: a definition of "Amendment No. 2 Effective Date" is hereby inserted as follows:

               "Amendment No. 2 Effective Date" means (i) the date on which the conditions to the effectiveness of the amendments provided for in Amendment No. 2 set forth in Section 5 thereof are satisfied (or waived in accordance with said Section 5) and (ii) the date on which the Tranche D Term Loans are made.

           (iii) Applicable Rate: the first paragraph of the definition of "Applicable Rate" is hereby amended to read in its entirety as follows:

                 "Applicable Rate" means (a) in the case of Tranche B Term
            Loans, for any day, 1.75% with respect to any Base Rate Loan and 2.75% with respect to any Eurodollar Loan, (b) in the case of Tranche C Term Loans, for any day, 2.50% with respect to any Base Rate Loan and 3.50% with respect to any Eurodollar Loan, (c) in the case of Tranche D Term Loans, for any day, 2.50% with respect to any Base Rate Loan and 3.50% with respect to any Eurodollar Loan and (d) in the case of Revolving Credit Loans, Tranche A Term Loans or commitment fees, for any day, the applicable rate per annum set forth below under the caption "Base Rate Spread", "Eurodollar Spread" or "Commitment Fee Rate", as applicable, based upon the Total Indebtedness to Cash Flow Ratio as at the last day of the fiscal quarter most recently ended as to which NCI has delivered financial statements pursuant to Section 6.01:

           (iv) Class: in the definition of "Class", a comma is inserted in lieu of the word "or" after the reference to "Tranche B Term Loans" and the words "or Tranche D Term Loans" are inserted after the reference to "Tranche C Term Loans".


                      Amendment No. 2 to Credit Agreement

           (v) Commitments: in the definition of "Commitments", a comma is inserted in lieu of the word "and" after the reference to "Tranche B Term Loan Commitments" and the words "and Tranche D Term Loan Commitments" are inserted after the reference to "Tranche C Term Loan Commitments".

           (vi) Incremental Facility Loan: the definition of "Incremental Facility Loan" is hereby amended in its entirety to read as follows:

            "Incremental Facility Loan" has the meaning assigned to such term in Section 7.01(e). Any Tranche C Term Loans made pursuant to the Tranche C Term Loan Commitments and any Tranche D Term Loans made pursuant to the Tranche D Term Loan Commitments are hereby designated as "Incremental Facility Loans".

           (vii) Interest Period: clause (y) of the definition of "Interest Period" is hereby amended to read in its entirety as follows:

                 "(y)  no Interest Period for any Tranche B Term Loan
            Borrowing, Tranche C Term Loan Borrowing or Tranche D Term Loan Borrowing may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Tranche B Term Loans, Tranche C Term Loans or Tranche D Term Loans, as the case may be, having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Tranche B Term Loans, Tranche C Term Loans or Tranche D Term Loans, respectively, scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date and"

            (viii) Required Tranche D Term Loan Lenders: a definition of "Required Tranche D Term Loan Lenders" is hereby inserted as follows:

                 "Required Tranche D Term Loan Lenders" means, at any time,
            Lenders having Tranche D Term Loans representing at least 51% of the total Tranche D Term Loans at such time.

            (ix) Tranche D Term Loan: a definition of "Tranche D Term Loan" is hereby inserted as follows:

            "Tranche D Term Loan" means a Loan made pursuant to Section 2.01(d).

            (x) Tranche D Term Loan Commitment: a definition of "Tranche D Term Loan Commitment" is hereby inserted as follows:

                      Amendment No. 2 to Credit Agreement

                 "Tranche D Term Loan Commitment" means, with respect to each
            Lender, the commitment of such Lender to make Tranche D Term Loans hereunder. The amount of each Lender's Tranche D Term Loan Commitment is set forth on Schedule 2.01. The aggregate original amount of the Tranche D Term Loan Commitments is $100,000,000.

            (xi) Tranche D Term Loan Commitment Termination Date: a definition of "Tranche D Term Loan Commitment Termination Date" is hereby inserted as follows:

                 "Tranche D Term Loan Commitment Termination Date" means the date on which each Tranche D Term Loan Lender makes a single Tranche D Term Loan to the Borrower, which in any case shall be no later than January 15, 1999.

            (xii) Tranche D Term Loan Lender: a definition of "Tranche D Term Loan Lender" is hereby inserted as follows:

                 "Tranche D Term Loan Lender" means (a) a Lender that has a
            Tranche D Term Loan Commitment set forth opposite its name on
            Schedule 2.01 and (b) thereafter, the Lenders from time to time holding Tranche D Term Loans after giving effect to any assignments thereof permitted by Section 10.04.

            3.03 Tranche D Term Loan Commitments. Section 2.01 of the Credit Agreement is hereby amended by inserting a new paragraph (e) at the end thereof to read as follows:

           "(e) Tranche D Term Loans. Subject to the terms and conditions set forth herein, each Tranche D Term Loan Lender agrees to make a single Tranche D Term Loan to the Borrower during the period from and including January 4, 1999 to and including January 15, 1999, in a principal amount equal to such Lender's Tranche D Term Loan Commitment. Proceeds of Tranche D Term Loans shall be available for any use permitted under
      Section 6.09."

            3.04 Requests for Borrowings. Clause (i) of Section 2.03 of the Credit Agreement is hereby amended to read in its entirety as follows:

           "(i) whether the requested Borrowing is to be a Revolving Credit Borrowing, Tranche A Term Loan Borrowing, Tranche B Term Loan Borrowing, Tranche C Term Loan Borrowing or Tranche D Term Loan Borrowing

In addition, the fourth sentence of Section 2.03 of the Credit Agreement is hereby amended to read in its entirety as follows:

      "If no election as to the Type of Borrowing is specified, then the requested Borrowing shall (x) in the case of a Revolving Credit Borrowing, be a Base Rate Borrowing and (y) in the case of a Tranche A Term Loan Borrowing, Tranche B Term Loan Borrowing,


                      Amendment No. 2 to Credit Agreement

      Tranche C Term Loan Borrowing or Tranche D Term Loan Borrowing, be a Eurodollar Borrowing having an Interest Period of one month's duration."

           3.05 Interest Elections; Presumption if No Notice. Section 2.06(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

           "(e) Presumption if No Notice. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (x) if a Revolving Credit Borrowing, be converted to a Base Rate Borrowing and (y) if a Tranche A Term Loan Borrowing, a Tranche B Term Loan Borrowing, a Tranche C Term Loan Borrowing or a Tranche D Term Loan Borrowing, be converted into, or continued as, a Eurodollar Borrowing having an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if a Specified Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as a Specified Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and
      (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto."

           3.06 Termination of Commitments. Section 2.07(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

           "(a) Termination of Commitments. Unless previously terminated, (i) the Revolving Credit Commitments shall terminate at the close of business on the Revolving Credit Maturity Date, (ii) the Tranche A Term Loan Commitments shall terminate at the close of business on the last day of the Tranche A Term Loan Availability Period, (iii) the Tranche B Term Loan Commitments shall terminate after the Borrowing of Tranche B Term Loans on the Effective Date, (iv) the Tranche C Term Loan Commitments shall terminate after the Borrowing of Tranche C Term Loans on the Amendment No. 1 Effective Date, (v) the Tranche D Term Loan Commitments shall terminate on the Tranche D Term Loan Commitment Termination Date."

           3.07 Repayment of Loans. Section 2.08(c) of the Credit Agreement is hereby amended by adding a new paragraph at the end thereof to read as follows:

           "The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche D Term Loan Lenders the principal of the Tranche D Term Loans in twenty-one installments payable on the Principal Payment Dates as set forth below (the amount of each such installment to be in an amount equal to the percentage of the aggregate principal amount of the Tranche D Term Loans outstanding on the Tranche D Term Loan Commitment Termination Date):

                      Amendment No. 2 to Credit Agreement

                 Principal Payment Date           Percentage of
                Falling on or Nearest to:  Tranche D Term Loans
                -------------------------  --------------------
                  March 31, 2002                          0.25%
                  June 30, 2002                           0.25%
                  September 30, 2002                      0.25%
                  December 31, 2002                       0.25%

                  March 31, 2003                          0.25%
                  June 30, 2003                           0.25%
                  September 30, 2003                      0.25%
                  December 31, 2003                       0.25%

                  March 31, 2004                          0.25%
                  June 30, 2004                           0.25%
                  September 30, 2004                      0.25%
                  December 31, 2004                       0.25%

                  March 31, 2005                          0.25%
                  June 30, 2005                           0.25%
                  September 30, 2005                      0.25%
                  December 31, 2005                       0.25%

                  March 31, 2006                          0.25%
                  June 30, 2006                           0.25%
                  September 30, 2006                      0.25%
                  December 31, 2006                       0.25%

                  March 31, 2007                            95%


          Notwithstanding the foregoing, unless the Required Tranche D Term Loan Lenders consent otherwise (by notice to the Borrower through the Administrative Agent delivered at any time after the date twenty-four months prior to the earliest maturity date for the then-outstanding Public Notes maturing in 2003, 2004 or 2005 or for any Indebtedness incurred in accordance with Section 7.01(b)(i) that matures prior to June 30, 2007), the Tranche D Term Loans shall be paid in full on the date that is three months prior to such earliest maturity date, provided that the foregoing shall not apply if on the date three months prior to such earliest maturity date the sum of (i) the aggregate principal amount of all outstanding Public Notes maturing in 2003, 2004 and 2005 plus (ii) the principal amount of Indebtedness incurred in accordance with Section 7.01(b)(i) that matures prior to June 30, 2007, is less than $1,000,000,000."

           3.08 Prepayments. Paragraph (a) of Section 2.09 of the Credit Agreement is hereby amended in its entirety to read as follows:



                      Amendment No. 2 to Credit Agreement

           "(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this
      Section 2.09. Prepayments of Tranche A Term Loan Borrowings, Tranche B Term Loan Borrowings, Tranche C Term Loan Borrowings and Tranche D Term Loan Borrowings under this Section 2.09(a) shall be applied to each of such Classes of Borrowings (i) as between such Classes of Borrowings, pro rata in accordance with the respective aggregate principal amounts of the Loans of such Classes outstanding on the date of prepayment and (ii) as within such Classes of Loans, to the respective installments thereof in the direct order of their maturities (i.e., so that the earliest maturing installments are prepaid first). Notwithstanding the foregoing, the Borrower may at its option make prepayments of the Tranche B Term Loan Borrowings up to an aggregate amount not exceeding $250,000,000 without making a ratable prepayment of Tranche A Term Loan Borrowings, Tranche C Term Loan Borrowings and Tranche D Term Loan Borrowings, provided that any such prepayment of Tranche B Term Loan Borrowings shall be applied to the installments thereof in the inverse order of maturity (i.e., so that the latest maturing installments are prepaid first)."

           3.09  Mandatory Prepayments - Sale of Assets.  The last paragraph of
Section 2.09(b)(ii) of the Credit Agreement is hereby amended to read in its entirety as follows:

           "In the event that any Reserved Commitment Amount with respect to any Disposition shall remain unutilized for twelve months and the Borrower shall for any reason not borrow Revolving Credit Loans the proceeds of which are applied to the prepayment of Loans (and cover for LC Exposure) and reductions of Commitments as provided above in this clause (ii), the Revolving Credit Lenders agree (which agreement shall be absolute and unconditional, regardless of whether or not the conditions to a borrowing of Revolving Credit Loans hereunder shall have been satisfied and regardless of the occurrence or continuance of any Event of Default, including any Event of Default described in paragraphs (h) or
      (i) of Article VIII) to purchase participations in the Loans of the Tranche A Term Loan Lenders, the Tranche B Term Loan Lenders, Tranche C Term Loan Lenders and Tranche D Term Loan Lenders in amounts equivalent to the amount of the respective prepayments that each of such Lenders would have received had such borrowing of Revolving Credit Loans occurred as provided above."

           3.10 Payment of Interest. Section 2.11(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

           "(d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.11 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Eurodollar Loan (or the repayment or prepayment in full of the Tranche A, Tranche B, Tranche C or Tranche D Term Loans), accrued interest on the principal amount repaid or prepaid shall be payable on the date of

                      Amendment No. 2 to Credit Agreement
      such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest on Revolving Credit Loans shall be payable upon termination of the Revolving Credit Commitments."

           3.11 Alternate Rate of Interest. Section 2.12(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

           "(b) if such Borrowing is of a particular Class of Loans, the Administrative Agent is advised by the Required Revolving Credit Lenders, the Required Tranche A Term Loan Lenders, the Required Tranche B Term Loan Lenders, the Required Tranche C Term Loan Lenders or the Required Tranche D Term Loan Lenders, as the case may be, that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans of such Class included in such Borrowing for such Interest Period;"

           3.12 Use of Proceeds. Section 6.09(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

           "(b) Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans. The proceeds of the Tranche B Term Loans hereunder will be used for refinancing of Indebtedness under the Existing Credit Agreement and the Existing Vendor Financing Agreements and, to the extent that after all Indebtedness under the Existing Credit Agreement and the Existing Vendor Financing Agreements shall have been paid in full, will be used for any other purpose to which Revolving Credit Loans or Tranche A Term Loans may be applied pursuant to Section 6.09(a). The proceeds of Tranche C Term Loans and Tranche D Term Loans will be used for capital expenditures, investments, acquisitions and general corporate purposes."

           3.13 Agency Provisions. The third sentence of the third paragraph of Article IX of the Credit Agreement is hereby amended to read in its entirety as follows:

           "Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or, if provided herein, with the consent or at the request of the Required Revolving Credit Lenders, the Required Tranche A Term Loan Lenders, the Required Tranche B Term Loan Lenders, the Required Tranche C Term Loan Lenders or the Required Tranche D Term Loan Lenders, or in the absence of its own gross negligence or willful misconduct."

           3.14 Amendments. Clause (vi) of Section 10.02(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

                      Amendment No. 2 to Credit Agreement

           "(vi) change any of the provisions of this Section 10.02 or the definition of "Required Lenders", "Required Revolving Credit Lenders", "Required Tranche A Term Loan Lenders", "Required Tranche B Term Loan Lenders", "Required Tranche C Term Loan Lenders" or "Required Tranche D Term Loan Lenders", or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender (except as a result of the designation of Incremental Facility Loans, and the related commitments to provide such Incremental Facility Loans hereunder, as a "Class" of Loans or Commitments hereunder which, as contemplated by Section 7.01(e), shall only require the consent of the Required Lenders); or"

In addition, the last paragraph of Section 10.02(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

           "Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Loan of any Class shall be effective against the Lenders of such Class, unless the Required Revolving Credit Lenders, Required Tranche A Term Loan Lenders, Required Tranche B Term Loan Lenders, Required Tranche C Term Loan Lenders or Required Tranche D Term Loan Lenders (whichever of such Class is so affected) shall have concurred with such waiver or modification."

           3.15 Designation of Loans as "Credit Facility". Section 10.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

           "SECTION 10.13. Designation as Credit Facility. NCI hereby designates each of the Commitments and Loans hereunder as the "Credit Facility" under and for all purposes of the Public Note Indentures. In that connection, NCI hereby represents and warrants as of the Amendment No. 2 Effective Date that there is not currently in effect any designation of any other credit facility as a "Credit Facility" under any of the Public Note Indentures. NCI further agrees that, until the principal of and interest on all of the Loans have been paid in full and all of the Commitments terminated, it will not designate any credit facility (other than the Commitments and Loans hereunder pursuant to this Section 10.13) as a "Credit Facility" for purposes of any of the Public Note Indentures."

           3.16 Supplement to Schedule 2.01. Schedule 2.01 is hereby supplemented to set forth the respective Tranche D Term Loan Commitments of the Lenders as provided in Schedule 2.01 to this Amendment No. 2.

           Section 4. Representations and Warranties. NCI and each Restricted Company represents and warrants to the Lenders and the Agents, as to itself and each of its subsidiaries, that the representations and warranties set forth in Article IV of the Credit Agreement are true

                      Amendment No. 2 to Credit Agreement
and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date or as of the date of the Credit Agreement, such representation or warranty shall be true and correct as of such specific date or as of March 12, 1998, as applicable), and as if each reference in said Article IV to "this Agreement" included reference to this Amendment No. 2 and as if each reference in said Article IV to "the Transactions" included reference to the execution and delivery of this Amendment No. 2.

           Section 5. Conditions Precedent. The consent set forth in Section 2 hereof, and the amendments set forth in Section 3 hereof, shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with the last paragraph hereof), and on such date (as provided in
Section 2.01(d) of the Credit Agreement, as amended hereby), the Tranche D Term Loans shall be made by each of the Tranche D Term Loan Lenders:

           (a) Counterparts of Amendment. The Administrative Agent (or Special Counsel) shall have received from NCI, the Restricted Companies and the Tranche D Term Loan Lenders, either (i) a counterpart of this Amendment No. 2 signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment No. 2) that such party has signed a counterpart of this Amendment No. 2.

           (b) Opinion of Counsel to Credit Parties. The Administrative Agent (or Special Counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 2 Effective Date) of Jones, Day, Reavis & Pogue, counsel to the Credit Parties, covering such matters relating to the Credit Parties, this Amendment No. 2, the other Loan Documents or the Transactions as the Required Lenders shall request (and each Credit Party hereby requests such counsel to deliver such opinion). To the extent deemed appropriate by the Restricted Companies, internal corporate matters in such opinion (such as due incorporation and the like) may be rendered in a separate opinion from the General Counsel of NCI.

           (c) Financial Officer Certificate. The Administrative Agent (or Special Counsel) shall have received a certificate, dated the Amendment No. 2 Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.02 of the Credit Agreement on the Amendment No. 2 Effective Date after giving effect to the Borrowing of Tranche D Term Loans.

           (d) Notes. The Administrative Agent (or Special Counsel) shall have received for each Tranche D Term Loan Lender that shall have requested a promissory note, a duly completed and executed promissory note for such Lender.


                      Amendment No. 2 to Credit Agreement

           (e) Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 2 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 2 Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Tranche D Term Loan Lenders to make Tranche D Term Loans under the Credit Agreement as amended hereby shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on the earlier to occur of (i) the date on which the Tranche D Term Loans are made and (ii) January 15, 1999 (and, in the event such conditions are not so satisfied or waived, the consent and amendments contemplated hereby shall not become effective).

           None of the foregoing conditions may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by NCI, the Restricted Companies and the Required Lenders or by NCI, the Restricted Companies and the Administrative Agent with the consent of the Required Lenders.

           Section 6. Consent to Additional Term Loans. By its signature below each Tranche D Term Loan Lender that is a new Lender under the Credit Agreement authorizes the Administrative Agent to execute one or more additional amendments on behalf of the Lenders pursuant to which one or more additional tranches of term loans under the Credit Agreement in an aggregate principal amount up to $500,000,000 (including the aggregate principal amount of the Tranche C Term Loans and the Tranche D Term Loans) would be added to the Credit Agreement subject to the requirements of Section 7.01(e) of the Credit Agreement.

           Section 7.  Confirmation of Guarantees and Security.

           (i) By its signature below NCI and each Restricted Company (other than the Borrower) agrees that the obligations of the Borrower under the Credit Agreement as amended hereby and as previously amended by Amendment No. 1 are entitled to the benefits of the Guarantee by NCI pursuant to the Credit Agreement and the Guarantee of each Restricted Company (other than the Borrower) pursuant to the Guarantee and Security Agreement dated as of March 12, 1998 (the "Guarantee and Security Agreement") between the Borrower, each of the subsidiaries of the Borrower listed on the signature pages thereto under the caption "INITIAL GUARANTORS", each additional entity, if any, that becomes a "Guarantor" thereunder as contemplated by
      Section 7.12 of the Credit Agreement and The Chase Manhattan Bank, as Collateral Agent (and shall constitute "Guaranteed Obligations" under and for all purposes of the Credit Agreement and the Guarantee and Security Agreement).



                      Amendment No. 2 to Credit Agreement

           (ii) By its signature below each Restricted Company agrees that the obligations of the Borrower under the Credit Agreement as amended hereby and as previously amended by Amendment No. 1 are entitled to the benefits of the pledge of collateral security by each Restricted Company pursuant to the Guarantee and Security Agreement (and shall constitute "Secured Obligations" under and for all purposes of the Guarantee and Security Agreement).

           (iii) By its signature below NCI and each Restricted Company agrees together with each of the other parties party hereto, that references in the Guarantee and Security Agreement to the Credit Agreement (including indirect references) shall be deemed to be references to the Credit Agreement as amended hereby.

           Section 8. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.


                      Amendment No. 2 to Credit Agreement

                                      -13

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Credit Agreement to be duly executed and delivered as of the day and year first above written.

                                         NEXTEL COMMUNICATIONS, INC.

                                         By /s/Steven M. Shindler
                                         ---------------------------------
                                            Name:  Steven M. Shindler
                                            Title: Vice President

                              RESTRICTED COMPANIES

                                         NEXTEL FINANCE COMPANY

                                         By /s/Steven M. Shindler
                                         ---------------------------------
                                            Name: Steven M. Shindler
                                            Title: Vice President



                      Amendment No. 2 to Credit Agreement

                                           A & B ELECTRONICS, INC.
                                           CELL CALL, INC.
                                           DIAL DISTANCE, INC.
                                           FCI 900, Inc.
                                           NEXTEL COMMUNICATIONS OF
                                                THE MID-ATLANTIC, INC.
                                           NEXTEL OF CALIFORNIA, INC.
                                           NEXTEL LICENSE ACQUISITION
                                                CORP.
                                           NEXTEL LICENSE HOLDINGS
                                                INC.
                                           NEXTEL LICENSE HOLDINGS 2,
                                                INC.
                                           NEXTEL LICENSE HOLDINGS 3,
                                                INC.
                                           NEXTEL LICENSE HOLDINGS 4,
                                                INC.
                                           NEXTEL OF NEW YORK, INC.
                                           NEXTEL OPERATIONS, INC.
                                           NEXTEL SOUTH CORP.
                                           NEXTEL SOCAL, INC.
                                           NEXTEL OF TEXAS, INC.
                                           NEXTEL SYSTEMS CORP.
                                           NEXTEL WEST CORP.
                                           PITTENCRIEFF
                                                COMMUNICATIONS, INC.
                                           RADIOCALL SERVICE AND
                                                SYSTEMS, INC.
                                           SAFETY NET, INC.
                                           SMART SMR, INC.
                                           SPECTRUM RESOURCES OF
                                                THE NORTHEAST, INC.
                                           SRI, INC.


                                           By /s/Steven M. Shindler
                                              --------------------------
                                              Name: Steven M. Shindler
                                              Title: Vice President


                      Amendment No. 2 to Credit Agreement

                                     FORT WORTH TRUNKED RADIO
                                        LIMITED PARTNERSHIP

                                     By Nextel of Texas, Inc.,
                                        a General Partner


                                      By /s/Steven M. Shindler
                                         --------------------------
                                         Name: Steven M. Shindler
                                         Title: Vice President


                      Amendment No. 2 to Credit Agreement

                           ADMINISTRATIVE AGENT

                                   TORONTO DOMINION (TEXAS) INC.,
                                    as Administrative Agent

                                   By /s/Jeffrey R. Lents
                                      ---------------------------
                                      Name:  Jeffrey R. Lents
                                      Title: Vice President

                          TRANCHE D TERM LOAN LENDERS


NORTHERN TELECOM INC.

By___________________________
  Name:
  Title:


                      Amendment No. 2 to Credit Agreement

                              ADMINISTRATIVE AGENT

                                   TORONTO DOMINION (TEXAS) INC.,
                                    as Administrative Agent

                                   By____________________________
                                     Name:  Jeffrey R. Lents
                                     Title: Vice President

                          TRANCHE D TERM LOAN LENDERS

          NORTHERN TELECOM INC.


          By /s/Michael W. McCorkle
             ------------------------------------
             Name:  Michael W. McCorkle
             Title: Director, Customer Finance



                      Amendment No. 2 to Credit Agreement